Exhibit 8.1

April 30, 2007

DB Commodity Services LLC, as Managing Owner of

PowerShares DB G10 Currency Harvest Fund and

DB G10 Currency Harvest Master Fund

c/o DB Commodity Services LLC

60 Wall Street

New York, New York 10005

Re: Post-Effective Amendment No. 1 to the Registration Statement on Form S-1

Dear Sir or Madam:

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, to be filed with the SEC on or about April 30, 2007 (the “Registration Statement”), of PowerShares DB G10 Currency Harvest Fund (formerly known as DB Currency Index Value Fund) (the “Fund”) and DB G10 Currency Harvest Master Fund (formerly known as DB Currency Index Value Master Fund) (the “Master Fund”), each a Delaware statutory trust organized on April 12, 2006.

We have reviewed such documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinions contained under the heading “Material U.S. Federal Income Tax Considerations” in the Prospectus (the “Prospectus”) constituting a part of the Registration Statement that the Fund will not be classified as an association taxable as a corporation for federal income tax purposes and that the Master Fund will be classified as a partnership for federal income tax purposes.

We also advise you that the tax discussion under the captions “The Risks You Face”, paragraphs (25), (26) and (27), “Summary – U.S. Federal Income Tax Considerations,” and “Material U.S. Federal Income Tax Considerations” in the Prospectus constituting a part of the Registration Statement correctly describes the material aspects of the federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Fund and Master Fund.

APRIL 30, 2007 page 2	NEW YORK

Our opinion represents our best legal judgment with respect to the proper federal income tax treatment of the Fund, Master Fund and United States individual taxpayers investing in the Fund, based on the materials reviewed. Our opinion assumes the accuracy of the facts as represented in documents reviewed or as described to us and could be affected if any of the facts as so represented or described are inaccurate.

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP